FOR IMMEDIATE RELEASE

CHARMING SHOPPES REPORTS UNAUDITED FOURTH QUARTER RESULTS;
PROVIDES OUTLOOK FOR FIRST QUARTER OF FISCAL 2009

Bensalem, PA, March 19, 2008 – Charming Shoppes, Inc. (NASDAQ:CHRS) a leading multi-brand, multi-channel specialty apparel retailer specializing in women's plus-size apparel, today reported sales and operating results for the fourth quarter and fiscal year ended February 2, 2008.  The Company today also provided its initial earnings outlook for the first fiscal quarter ending May 3, 2008.

Thirteen Weeks Ended February 2, 2008

For the thirteen weeks ended February 2, 2008, on a non-GAAP basis, excluding  one-time charges, the Company reported a net loss before extraordinary gain of ($23.0) million, or ($0.20) per diluted share; on a GAAP basis, including  one-time charges, the Company reported a net loss before extraordinary gain of $(128.7) million, or $(1.10) per diluted share.  This compares to net income of $24.9 million or $0.19 per diluted share for the fourteen weeks ended February 3, 2007.  The non-GAAP operating results were in line with previously announced expectations. The GAAP results for the current period include non-cash asset impairment charges and non-cash write downs, primarily of store assets, in the amount of $105.7 million after-tax, or $0.90 per diluted share.  Detailed information on the one-time charges may be found in the Company’s GAAP to non-GAAP reconciliation, below.

Net sales for the thirteen weeks ended February 2, 2008 decreased 10% to $784.9 million, compared to net sales of $874.0 million for the fourteen weeks ended February 3, 2007.  The extra week of sales in the prior year accounted for approximately 5% of the total sales for the period ended February 3, 2007.

•
Net sales for the Company’s Retail Stores segment were $634.6 million during the thirteen weeks ended February 2, 2008, a decrease of 12% compared to $723.9 million during the fourteen weeks ended February 3, 2007.  The extra week of sales in the prior year accounted for approximately 5% of segment sales for the period ended February 3, 2007.   The year over year decrease was driven by comparable store sales decreases at each of the Company’s retail brands, slightly offset by net sales increases from new store units. Consolidated comparable store sales for the Company’s Retail Stores segment decreased 9% during the thirteen weeks ended February 2, 2008, compared to a 1% decrease during the fourteen weeks ended February 3, 2007.

•
Net sales for the Company’s Direct-to-Consumer segment were $149.0 million during the thirteen weeks ended February 2, 2008, compared to $148.2 million during the fourteen weeks ended February 3, 2007.  The extra week of sales in the prior year accounted for approximately 4% of segment sales for the period ended February 3, 2007.

Commenting on sales and operating results for the fourth quarter, Dorrit J. Bern, Chairman, Chief Executive Officer and President of Charming Shoppes, Inc. stated, “Clearly, our performance during the fourth quarter was extremely disappointing, and was impacted by downward traffic trends and response rates to our stores and catalogs, which we continue to experience.  The combination of changing customer preferences from our merchandise offerings and the very difficult economy in which we are operating led to accelerated promotional activity and a meaningful negative impact to our merchandise margins.”

Bern continued, “I am committed to those actions that are necessary to improve our operating performance and manage through this difficult retail environment.  We will continue to operate with much leaner seasonal inventories to improve gross margins.  Additionally, we are refining our marketing strategies at each of our retail brands with a greater emphasis on customer segmentation through the use of Customer Relationship Management tools. These actions will enable us to strengthen and improve Charming Shoppes' operational and financial performance, further sharpen our focus on our core brands and improve cash flow, all with the goal of enhancing shareholder value.”

Those actions, which were initiated during 2007 include:

•	The relocation of Catherines’ home office operations to Bensalem, which will be completed by March 31, 2008;
•	a decrease of approximately $40 million, or 30%, in the capital budget for fiscal year 2009, primarily through a 50% reduction in the number of planned store openings as compared to fiscal year 2008;
•	the closing of approximately 150 underperforming stores, including approximately 100 stores at the Fashion Bug chain;
•	the elimination of approximately 150, or 13%, of corporate and field management positions, which was completed as of January 31, 2008;
•	the closing of the Petite Sophisticate full-line retail concept;
•	strong inventory management initiatives, which resulted in a 19% decrease in same store inventories for the fiscal period ended February 2, 2008; and
•
$253 million in share repurchases during fiscal 2008, as well as the announcement of an additional significant share repurchase program of $200 million, which will position the Company for enhanced shareholder value in future years.

The Company’s operating results for the fourth fiscal quarter ended February 2, 2008 included:

•	After tax charges of $97.6 million (or $0.84 per diluted share) related to the impairment of the Crosstown Traders goodwill and intangible assets;
•
pre-tax charges of $10.1 million ($6.9 million after tax, or $0.05 per diluted share) primarily related to the non-cash write down of store assets, as well as employment related costs from the elimination of 150 corporate and field management positions;

•
pre-tax charges of $4.2 million ($2.9 million after tax, or $0.01 per diluted share), related to the Company’s relocation of its Catherines Plus Sizes Memphis, TN operations to its Bensalem, PA offices; and

•	an initial pre-tax investment of approximately $10 million ($6.9 million after tax, or $0.05 per diluted share) related to the launch of the Lane Bryant catalog.

Fiscal Year Ended February 2, 2008

For the fifty-two weeks ended February 2, 2008, on a non-GAAP basis, excluding  one-time charges, the Company reported net income before extraordinary gain of $18.0 million, or $0.15 per diluted share; on a GAAP basis, including  one-time charges, the Company reported a net loss before extraordinary gain of $(87.7) million, or $(0.72) per diluted share.  This compares to net income of $108.9 million or $0.81 per diluted share for the fifty-three weeks ended February 3, 2007, which included pre-opening operating expenses of approximately $7.8 million pre tax, ($5.1 million after tax or $0.04 per diluted share) related to the Company’s opening of 76 Lane Bryant Outlet™ stores. The year over year decline in net income, on a non-GAAP basis, is primarily attributable to a decline in gross margins and negative expense leverage on lower than planned sales.  The GAAP results for the current period include non-cash asset impairment charges and non-cash write downs primarily of store assets in the amount of $105.7 million after-tax, or $0.87 per diluted share.  Detailed information on the one-time changes may be found in the Company’s GAAP to non-GAAP reconciliation, below.

The Company’s operating results for the fiscal year ended February 2, 2008 included:

•	After tax charges of $97.6 million (or $0.81 per diluted share) related to the impairment of the Crosstown Traders goodwill and intangible assets;
•
pre-tax charges of $10.1 million ($5.7 million after tax, or $0.05 per diluted share) primarily related to the non-cash write down of store assets, as well as employment related costs from the elimination of 150 corporate and field management positions;

•
pre-tax charges of $4.2 million ($2.4 million after tax, or $0.01 per diluted share), related to the Company’s relocation of its Catherines Plus Sizes Memphis, TN operations to its Bensalem, PA offices;

•	an initial pre-tax investment of approximately $10 million ($5.7 million after tax, or $0.05 per diluted share) related to the launch of the Lane Bryant catalog; and
•	a net pre-tax benefit of approximately $4.7 million related to the Company’s purchase of the Lane Bryant credit card portfolio on November 1, 2007.

Net sales for the fifty-two weeks ended February 2, 2008 decreased 2% to $3.01 billion, compared to net sales of $3.07 billion for the fifty-three weeks ended February 3, 2007.  The extra week of sales in the prior year accounted for approximately 1% of the total sales for the period ended February 3, 2007.

•
Net sales for the Company’s Retail Stores segment were $2.60 billion during the fifty-two weeks ended February 2, 2008, compared to $2.64 billion during the fifty-three weeks ended February 3, 2007.  The extra week of sales in the prior year accounted for approximately 2% of segment sales for the period ended February 3, 2007.  These results were driven by comparable store sales decreases at each of the Company’s retail brands, partially offset by the addition of the outlet business, as well as net sales increases from new store units.  Consolidated comparable store sales for the Company’s Retail Stores segment decreased 5% during the fiscal year ended February 2, 2008, compared to a 1% increase during the fiscal year ended February 3, 2007.

•
Net sales for the Company’s Direct-to-Consumer segment were $408.1 million during the fifty-two weeks ended February 2, 2008, compared to $427.8 million during the fifty-three weeks ended February 3, 2007, a decrease of 5%. The extra week of sales in the prior year accounted for approximately 1% of segment sales for the period ended February 3, 2007.

Comparable store sales by retail brand for the three and twelve months ended February 2, 2008, were:

	Three Months	Twelve Months
	Ended 2/2/08	Ended 2/2/08
Lane Bryant Stores(1)	-9%	-6%
Fashion Bug Stores	-8%	-4%
Catherines Stores	-11%	-3%
Consolidated Retail Store Brands	-9%	-5%
(1) Includes Lane Bryant Outlet Stores

Net sales by brand for the three and twelve months ended February 2, 2008 and February 3, 2007 were:

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended 2/2/08	Ended 2/3/07(3)	Ended 2/2/08	Ended 2/3/07(3)
	($ in millions)	($ in millions)	($ in millions)	($ in millions)
Lane Bryant(1)	$323.3	$357.1	$1,232.3	$1,202.3
Fashion Bug	228.6	269.1	992.7	1,058.3
Catherines	76.7	91.5	353.2	367.7
Direct to Consumer	149.0	148.2	408.1	427.8
Other (2)	7.3	8.1	23.7	11.4
Consolidated Net Sales	$784.9	$874.0	$3,010.0	$3,067.5

(1)Includes Lane Bryant Outlet Stores;

(2)Includes Petite Sophisticate and Petite Sophisticate Outlet Stores;

(3)Fiscal fourth quarter and year ended 2/3/07 included 14 weeks and 53 weeks, respectively.

Reconciliation of GAAP to Non-GAAP Financial Measures
For the Quarters and Years Ended February 2, 2008 and February 3, 2007

	13 Weeks Ended 2/2/08	14 Weeks Ended 2/3/07	52 Weeks Ended 2/2/08	53 Weeks Ended 2/3/07
Net Income (Loss) before Extraordinary Gain per Share on a GAAP basis	$(1.10)	$0.19	$(0.72)	$0.81
Impact of write down of store assets and streamlining initiatives	0.05		0.05
Impact of Catherines relocation	0.01		0.01
Impact of impairment charge	0.84		0.81
Net Income (Loss) before Extraordinary Gain per Share on a non-GAAP basis	$(0.20)	$0.19	$0.15	$0.81

SEC REGULATION G  - Charming Shoppes, Inc. reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that non-GAAP performance measures, which exclude one-time charges, present the operating results of the Company on a basis consistent with those used in managing the Company's business, and provide users of the Company's financial information with a more meaningful report on the condition of the Company’s business.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Outlook for the First Fiscal Quarter ending May 3, 2008

Commenting on the Company’s expectations for the current fiscal quarter, Bern stated, “Given the current uncertain economic climate and our expectations for continuing weak traffic trends, we have taken a conservative stance in our planning for fiscal year 2009.  We believe difficult retail apparel trends will continue at least through the first half of the year.  In response, we will continue to reduce operating expenses and manage inventory tightly, in an effort to protect our gross margin and operating margin through this difficult period, to ensure profitability for fiscal year 2009.  In the context of the uncertain economic environment and our conservative planning discipline, we have provided the following initial earnings guidance for the first quarter of fiscal year 2009.”

For the three month period ending May 3, 2008, the Company has projected a diluted (loss) per share in the range of $(0.06) to $(0.08), compared to diluted earnings per share of $0.20 for the corresponding period ended May 5, 2007.  This projection includes $0.02 per diluted share) related to the Company’s relocation of its Catherines Plus Sizes Memphis, TN operations to its Bensalem, PA offices, as announced on  November 8, 2007 and the streamlining of operations, as announced on February 5, 2008. The Company's projection for the quarter includes net sales in the range of $720.0 to $730.0 million, compared to net sales of $783.7 million for the period ended May 5, 2007.  The Company's projection assumes high single digit percentage decreases in consolidated comparable store sales for the Company's Retail Stores segment, compared to flat consolidated comparable store sales in the prior year.

Store Operating Plan:

The Company has significantly slowed its new store opening plan for fiscal year 2009, and is planning a 50% reduction in the number of store openings as compared to fiscal year 2008.  The Company’s store openings in fiscal year 2009 are mainly focused on its largest core brand, Lane Bryant.  Overall, the Company plans on opening approximately 45 - 55 new stores (primarily at Lane Bryant and Lane Bryant Outlet), relocating approximately 48 - 62 stores, and closing approximately 150 - 170 stores in fiscal year 2009.

The Company is also providing the following assumptions for Fiscal Year 2009:
Gross Capital Expenditures, before construction allowances, are projected at approximately $95 - $100 million. Approximately 25% of the Company's capital expenditure plan supports new store openings.  The remainder is primarily planned for relocations, store maintenance and store improvements, as well as upgrades to the Company's information technology and supply chain infrastructure.  Depreciation and Amortization (D&A) is projected in a range of $90 - $95 million for Fiscal Year 2008.

Charming Shoppes, Inc. will host its fourth quarter earnings conference call today at 9:15 am Eastern time.  To listen to the conference call, please dial 877-407-8293 approximately 10 minutes prior to the scheduled event.  The conference call will also be simulcast at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives.  The general public is invited to listen to the conference call via the webcast or the dial-in telephone number.

This press release, a transcript of prepared conference call remarks, and certain other financial and statistical information will be available, prior to today’s conference call, on the Company’s corporate website, at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives. An audio rebroadcast of the conference call will be accessible at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives, following the live conference.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material.  It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission.  Accessing this call or the rebroadcast constitutes consent to these terms and conditions.  Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

At February 2, 2008, Charming Shoppes, Inc. operated 2,409 retail stores in 48 states under the names LANE BRYANT®, FASHION BUG®, FASHION BUG PLUS®, CATHERINES PLUS SIZES®, LANE BRYANT OUTLET™, and PETITE SOPHISTICATE OUTLET™.  During the twelve months ended February 2, 2008 the Company opened 103, relocated 58, and closed 72 retail stores.  The Company ended the period with 989 Fashion Bug and Fashion Bug Plus stores, 896 Lane Bryant and Lane Bryant Outlet stores, 468 Catherines stores, and 56 Petite Sophisticate and Petite Sophisticate Outlet stores, comprising approximately 15,971,000 square feet of leased space. Apparel, accessories, footwear and gift catalogs, including the following titles, are operated by Charming Shoppes’ Crosstown Traders:  Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Intimate Appeal, Monterey Bay Clothing Company, Coward Shoe and Figi's.  Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

This release contains and the Company’s conference call will contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to effectively implement the Company’s plans for consolidation of the Catherines Plus Sizes brand, a new organizational structure and enhancements in the Company’s merchandise and marketing, the failure to generate a positive response to the Company’s new Lane Bryant catalog and the Lane Bryant credit card program, the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores and direct-to-consumer segments, the failure to successfully implement the Company's expansion of Cacique through new store formats, the failure of changes in management to achieve improvement in the Company’s competitive position, the failure to successfully implement the Company's integration of operations of, and the business plan for, Crosstown Traders, Inc., adverse changes in costs vital to catalog operations, such as postage, paper and acquisition of prospects, declining response rates to catalog offerings, failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, failure to find suitable store locations, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from the Company's centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2007 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:	Gayle M. Coolick
Director of Investor Relations
215-638-6955

CHARMING SHOPPES, INC.
(Unaudited)

		4th Quarter		4th Quarter
		Ended		Ended
	Percent	February 2,	Percent	February 3,	Percent
(in thousands, except per share amounts)	Change	2008	of Sales (a)	2007 (b)	of Sales (a)

Net sales	(10.2)	$784,927	100.0	$873,964	100.0

Cost of goods sold, buying, catalog and occupancy	(1.7)	614,817	78.3	625,394	71.6
Selling, general, and administrative	(4.3)	202,576	25.8	211,641	24.2
Impairment of goodwill and trademarks (c)	N/A	97,582	12.4	0	0.0
Restructuring charges (d)	N/A	14,357	1.8	0	0.0
Total operating expenses	11.0	929,332	118.4	837,035	95.8

Income/(loss) from operations	(491.0)	(144,405)	(18.4)	36,929	4.2

Other income, principally interest	(45.8)	1,006	0.1	1,857	0.2
Interest expense	(30.8)	(2,265)	(0.3)	(3,271)	(0.4)

Income/(loss) before extraordinary gain and income taxes	(510.1)	(145,664)	(18.6)	35,515	4.1
Income tax provision/(benefit)	(260.3)	(16,948)	(2.2)	10,573	1.2

Net income/(loss) before extraordinary gain	(616.1)	(128,716)	(16.4)	24,942	2.9

Extraordinary gain (net of taxes) (e)	N/A	1,140	0.1	0	0.0
Net income/(loss)	(611.5)	$(127,576)	(16.3)	$24,942	2.9

Earnings/(loss) per share:
Basic:
Net income/(loss) before extraordinary gain		$(1.10)		$0.20
Extraordinary gain (net of taxes)		$0.01		$-
Weighted average shares and equivalents outstanding		116,576		123,027

Diluted:
Net income/(loss) before extraordinary gain		$(1.10)		$0.19
Extraordinary gain (net of taxes)		$0.01		$-
Weighted average shares and equivalents outstanding		116,576		140,336

(a) Results do not add due to rounding.

(b) The quarter ended February 3, 2007 consisted of 14 weeks.

(c) Represents impairment of goodwill ($86.9 million) and trademarks ($10.7 million) related to Crosstown Traders.

(d) Represents accelerated depreciation and severance for the consolidation streamlining initiatives announced during the 4th Quarter.

(e) Represents an eminent domain settlement of $1.49 million (pretax) at one of our distribution centers.

CHARMING SHOPPES, INC.
(Unaudited)

		Twelve Months		Twelve Months
		Ended		Ended
	Percent	February 2,	Percent	February 3,	Percent
(in thousands, except per share amounts)	Change	2008	of Sales (a)	2007 (b) (c)	of Sales (a)

Net sales	(1.9)	$3,009,953	100.0	$3,067,517	100.0

Cost of goods sold, buying, catalog and occupancy	2.7	2,198,865	73.1	2,141,884	69.8
Selling, general, and administrative	3.2	777,461	25.8	753,109	24.6
Impairment of goodwill and trademarks (d)	N/A	97,582	3.2	0	0.0
Restructuring charges (e)	N/A	14,357	0.5	0	0.0
Total operating expenses	6.7	3,088,265	102.6	2,894,993	94.4

Income/(loss) from operations	(145.4)	(78,312)	(2.6)	172,524	5.6

Other income, principally interest	5.4	8,793	0.3	8,345	0.3
Interest expense	(28.4)	(10,552)	(0.4)	(14,746)	(0.5)

Income/(loss) before extraordinary gain and income taxes	(148.2)	(80,071)	(2.7)	166,123	5.4
Income tax provision	(86.7)	7,636	0.3	57,200	1.9

Net income/(loss) before extraordinary gain	(180.5)	(87,707)	(2.9)	108,923	3.6

Extraordinary gain (net of taxes) (f)	N/A	1,140	0.0	0	0.0
Net income/(loss)	(179.5)	$(86,567)	(2.9)	$108,923	3.6

Earnings/(loss) per share:
Basic:
Net income/(loss) before extraordinary gain		$(0.72)		$0.89
Extraordinary gain (net of taxes)		$0.01
Weighted average shares and equivalents outstanding		121,160		122,388

Diluted:
Net income/(loss) before extraordinary gain		$(0.72)		$0.81
Extraordinary gain (net of taxes)		$0.01
Weighted average shares and equivalents outstanding		121,160		139,763

(a) Results do not add due to rounding.

(b) Includes results from Outlet stores, which began operations in July 2006.

(c) The year ended Feburary 3, 2007 consisted of 53 weeks.

(d) Represents impairment of goodwill ($86.9 million) and trademarks ($10.7 million) related to Crosstown Traders.

(e) Represents accelerated depreciation and severance for the consolidation and streamlining initiatives announced during the 4th Quarter.

(f) Represents an eminent domain settlement of $1.49 million (pretax) at one of our distribution centers.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	February 2,	February 3,
(In thousands, except share amounts)	2008	2007
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$63,959	$143,838
Available-for-sale securities	13,364	1,997
Accounts receivable, net of allowances of $6,262 and $5,083	33,535	33,366
Investment in asset-backed securities	115,912	60,643
Merchandise inventories	391,527	429,433
Deferred advertising	21,274	21,707
Deferred taxes	3,017	4,469
Prepayments and other	164,225	145,385
Total current assets	806,813	840,838

Property, equipment, and leasehold improvements – at cost	1,117,559	996,430
Less accumulated depreciation and amortization	658,410	573,984
Net property, equipment, and leasehold improvements	459,149	422,446

Trademarks and other intangible assets	235,654	249,490
Goodwill	66,666	153,370
Other assets	56,536	39,579
Total assets	$1,624,818	$1,705,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$140,553	$178,629
Accrued expenses	212,204	190,702
Current portion – long-term debt	8,827	10,887
Total current liabilities	361,584	380,218

Deferred taxes	72,910	57,340
Other non-current liabilities	154,951	139,503
Long-term debt	306,169	181,124

Stockholders’ equity
Common stock $.10 par value
Authorized – 300,000,000 shares
Issued – 151,569,850 shares and 135,762,531 shares	15,157	13,576
Additional paid-in capital	409,413	285,159
Treasury stock at cost – 36,477,246 shares and 12,265,993 shares	(336,761)	(84,136)
Accumulated other comprehensive income	22	1
Retained earnings	641,373	732,938
Total stockholders’ equity	729,204	947,538
Total liabilities and stockholders’ equity	$1,624,818	$1,705,723

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

Amounts are preliminary and subject to reclassifications and adjustments.

 CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	February 2,	February 3,	January 28,
(In thousands)	2008	2007	2006
	(Unaudited)
Operating activities
Net income	$(86,567)	$108,923	$99,391
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of goodwill and trademarks	97,582	0	0
Depreciation and amortization	97,249	91,244	84,297
Deferred income taxes	17,033	20,719	(10,139)
Stock-based compensation	7,101	10,386	6,814
Excess tax benefits related to stock-based compensation	(613)	(5,119)	3,617
Net loss/(gain) from disposition of capital assets	2,147	1,618	(725)
Net gain from securitization activities	(6,445)	(1,012)	(3,212)
Write-down of capital assets	11,325	0	0
Extraordinary item, net of income taxes	(1,140)	0	0
Changes in operating assets and liabilities:
Accounts receivable, net	(169)	5,237	(31,315)
Merchandise inventories	37,906	(53,024)	(20,051)
Accounts payable	(38,076)	45,393	(6,952)
Deferred advertising	433	(1,116)	(7,797)
Prepayments and other	(14,330)	(54,390)	5,636
Income taxes payable	0	3,376	1,743
Accrued expenses and other	36,217	14,719	43,505
Purchase of credit card receivables portfolios	(230,975)	0	(56,582)
Securitization of credit card receivables portfolios	230,975	0	56,582
Net cash provided by operating activities	159,653	186,954	164,812

Investing activities
Investment in capital assets	(137,709)	(133,156)	(103,835)
Gross purchases of securities	(84,665)	(37,022)	(50,630)
Proceeds from sales of securities	22,335	62,185	18,849
Proceeds from sales of capital assets	0	0	3,432
Proceeds from eminent domain settlement, net of taxes	1,140	0	0
Acquisition of Crosstown Traders, Inc., net of cash acquired	0	0	(256,717)
Securitization of Crosstown Traders, Inc. apparel-related receivables	0	0	50,000
Increase in other assets	(11,502)	(14,399)	(5,264)
Net cash used by investing activities	(210,401)	(122,392)	(344,165)

Financing activities
Proceeds from short-term borrowings	51,180	149,377	382,573
Repayments of short-term borrowings	(51,180)	(199,377)	(332,573)
Proceeds from issuance of senior convertible notes	275,000	0	0
Proceeds from long-term borrowings	1,316	0	0
Repayments of long-term borrowings	(11,814)	(14,733)	(22,212)
Payments of deferred financing costs	(7,640)	0	(1,417)
Excess tax benefits related to stock-based compensation	613	5,119	0
Purchase of hedge on senior convertible notes	(90,475)	0	0
Sale of common stock warrants	53,955	0	0
Purchases of treasury stock	(252,625)
Proceeds from issuance of common stock	2,539	8,758	10,065
Net cash provided/(used) by financing activities	(29,131)	(50,856)	36,436

Increase/(decrease) in cash and cash equivalents	(79,879)	13,706	(142,917)
Cash and cash equivalents, beginning of year	143,838	130,132	273,049
Cash and cash equivalents, end of year	$63,959	$143,838	$130,132

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

Amounts are preliminary and subject to reclassifications and adjustments.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Continued)

	Year Ended
	February 2,	February 3,	January 28,
(In thousands)	2008	2007	2006
	(Unaudited)
Non-cash financing and investing activities
Common stock issued on conversion of debentures	$149,564	$0	$0
Equipment acquired through capital leases	$8,047	$0	$3,892

Amounts are preliminary and subject to reclassifications and adjustments.